Exhibit 99.1

ICON Leasing Fund Eleven, LLC

PORTFOLIO OVERVIEW

THIRD QUARTER 2016

Table of Contents

Introduction to Portfolio Overview	1

Portfolio Overview	1

Discussion	1

Performance Analysis	2

Transactions with Related Parties	2

Financial Statements	4

Forward Looking Statements	8

Additional Information	8

ICON Leasing Fund Eleven, LLC

As of December 1, 2016

Introduction to Portfolio Overview

Presented below is ICON Leasing Fund Eleven, LLC’s (the “Fund”) Portfolio Overview for the quarter ended September 30, 2016. References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised $365,198,690 commencing with its initial offering on April 21, 2005 through the closing of the offering on April 21, 2007. On May 1, 2014, we commenced our liquidation period. During our liquidation period, we have sold and will continue to sell our assets and/or let our investments mature in the ordinary course of business. Our liquidation period will continue if the sale of our remaining assets is not in the best interests of our members taking into account, among other things, current market conditions.

Portfolio Overview

As of September 30, 2016, our portfolio consisted of the following investment:

Jurong Aromatics Corporation Pte. Ltd.
Structure:	Loan	Collateral:	Equipment, plant, and machinery associated with a condensate splitter and aromatics complex located on Jurong Island, Singapore
Maturity Date:	1/16/2021

Current Status:	See Discussion	Net Carrying Value:	$0 (1)

(1) Net carrying value of our investment in joint venture is calculated as follows: investment at cost plus/less our share of the cumulative net income/loss of the joint venture and less distributions received since the date of our initial investment. Our Manager determined to fully reserve the outstanding balance of the loan as of June 30, 2016.

Discussion

Jurong Aromatics Corporation Pte. Ltd.

Jurong Aromatics Corporation Pte. Ltd. (“Jurong”) owns and operates a $2 billion state-of-the-art aromatics plant. We participated in a subordinated loan in April 2011 alongside Standard Chartered Bank and BP Singapore Pte. Ltd., which was part of a $2 billion financing package that included over $500 million in equity from strategic investors. While the plant was completed on time, a combination of industry headwinds, the price decline of energy and other commodities and an economic slowdown in China and India forced Jurong into receivership, as the company did not have the liquidity to continue operations. In July 2016, a tolling arrangement with Jurong’s suppliers was implemented and the plant resumed operations. As part of the receivership process, we are hoping that there will be a restructuring involving the senior lenders, shareholders and trade creditors that will allow us a chance to recover some of our investment.

ICON Leasing Fund Eleven, LLC

Performance Analysis

Capital Invested as of September 30, 2016	$462,506,880
Leverage Ratio	0.87:1*
% of Receivables Collected for the Quarter Ended September 30, 2016	0% **

* Leverage ratio is defined as total liabilities divided by total equity.

** Collections as of December 1, 2016. The uncollected receivables relate to our investment with Jurong.

Transactions with Related Parties

We entered into certain agreements with our Manager and with CĪON Securities, LLC, formerly known as ICON Securities, LLC (“CĪON Securities”), an affiliate of our Manager and the dealer-manager of our offering, whereby we pay or paid certain fees and reimbursements to those parties. Our Manager was entitled to receive an organizational and offering expense allowance of 3.5% on capital raised up to $50,000,000, 2.5% of capital raised between $50,000,001 and $100,000,000 and 1.5% of capital raised over $100,000,000. CĪON Securities was entitled to receive a 2% underwriting fee from the gross proceeds from sales of shares to additional members.

In accordance with the terms of our amended and restated limited liability company agreement, we pay or paid our Manager (i) management fees ranging from 1% to 7% based on the type of transaction, and (ii) acquisition fees, through the end of the operating period (but not during our extended operating period), of 3% of the total purchase price (including indebtedness incurred or assumed and all fees and expenses incurred in connection therewith) of, or the value of the capital assets secured by or subject to, our investments. In addition, our Manager may be reimbursed for administrative expenses incurred in connection with our operations. Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.

Our Manager performs or performed certain services relating to the management of our equipment leasing and other financing activities. Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans, and the payment of operating expenses.

Our Manager also has a 1% interest in our profits, losses, distributions and liquidation proceeds. We did not pay distributions to our Manager for the three and nine months ended September 30, 2016. We paid distributions to our Manager of $0 and $10,101 for the three and nine months ended September 30, 2015, respectively. Our Manager’s interest in the net loss attributable to us was $1,169 and $49,430 for the three and nine months ended September 30, 2016, respectively. Our Manager’s interest in the net loss attributable to us was $36,253 and $101,241 for the three and nine months ended September 30, 2015, respectively.

ICON Leasing Fund Eleven, LLC

Transactions with Related Parties (continued)

Our Manager has waived the following fees and administrative expense reimbursements in relation to services provided during the three and nine months ended September 30, 2016 and 2015:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2016	2015	2016	2015
ICON Capital, LLC	Manager	Management fees	$-	$63,869	$-	$191,607
ICON Capital, LLC	Manager	Administrative expense reimbursements	48,658	89,459	191,544	283,826
			$48,658	$153,328	$191,544	$475,433

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(unaudited)

Assets

Current assets:
Cash and cash equivalents	$511,948	$3,459,766
Other current assets	148,742	327,040
Total current assets	660,690	3,786,806
Non-current assets:
Investment in joint ventures	-	2,098,529
Total non-current assets	-	2,098,529
Total assets	$660,690	$5,885,335

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$307,172	$581,126
Total liabilities	307,172	581,126

Equity:
Members’ equity:
Additional members	3,543,434	8,436,982
Manager	(3,192,170)	(3,142,740)
Total members' equity	351,264	5,294,242
Noncontrolling interests	2,254	9,967
Total equity	353,518	5,304,209
Total liabilities and equity	$660,690	$5,885,335

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Operations (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue and other income (loss):
Rental income	$-	$1,908,273	$-	$5,724,223
Loss from investment in joint ventures	(3,617)	(3,482,207)	(2,109,515)	(9,425,844)
Gain on litigation	-	-	-	82,298
Other revenue	117,288	-	117,288	-
Total revenue and other income (loss)	113,671	(1,573,934)	(1,992,227)	(3,619,323)
Expenses:
General and administrative	230,491	327,845	1,053,274	1,334,509
Depreciation	-	1,642,368	-	4,927,106
Litigation expense	-	-	1,891,000	-
Interest	-	9,465	-	27,481
Total expenses	230,491	1,979,678	2,944,274	6,289,096
Net loss	(116,820)	(3,553,612)	(4,936,501)	(9,908,419)
Less: net income attributable to noncontrolling interests	-	71,729	6,477	215,714
Net loss attributable to Fund Eleven	(116,820)	(3,625,341)	(4,942,978)	(10,124,133)

Net loss attributable to Fund Eleven allocable to:
Additional members	$(115,651)	$(3,589,088)	$(4,893,548)	$(10,022,892)
Manager	(1,169)	(36,253)	(49,430)	(101,241)
	$(116,820)	$(3,625,341)	$(4,942,978)	$(10,124,133)

Weighted average number of additional shares of limited liability company interests outstanding	362,656	362,656	362,656	362,656
Net loss attributable to Fund Eleven per weighted average additional share of limited liability company interests outstanding	$(0.32)	$(9.90)	$(13.49)	$(27.64)

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manager	Total Members' Equity	Noncontrolling Interests	Total Equity

Balance, December 31, 2015	362,656	$8,436,982	$(3,142,740)	$5,294,242	$9,967	$5,304,209

Net (loss) income	-	(2,313,180)	(23,365)	(2,336,545)	7,482	(2,329,063)
Distributions	-	-	-	-	(14,190)	(14,190)
Balance, March 31, 2016 (unaudited)	362,656	6,123,802	(3,166,105)	2,957,697	3,259	2,960,956

Net loss	-	(2,464,717)	(24,896)	(2,489,613)	(1,005)	(2,490,618)
Balance, June 30, 2016 (unaudited)	362,656	3,659,085	(3,191,001)	468,084	2,254	470,338

Net loss	-	(115,651)	(1,169)	(116,820)	-	(116,820)
Balance, September 30, 2016 (unaudited)	362,656	$3,543,434	$(3,192,170)	$351,264	$2,254	$353,518

ICON Leasing Fund Eleven, LLC

Financial Statements	(A Delaware Limited Liability Company)

Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(4,936,501)	$(9,908,419)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss from investment in joint ventures	2,109,515	9,425,844
Depreciation	-	4,927,106
Interest expense, other	-	27,481
Changes in operating assets and liabilities:
Other assets	178,298	(352,017)
Accrued expenses and other liabilities	(273,954)	(13,994)
Due to Manager and affiliates, net	-	(228,736)
Distributions from joint venture	-	98,361
Net cash (used in) provided by operating activities	(2,922,642)	3,975,626
Cash flows from investing activities:
Investment in joint venture	(10,986)	(14,217)
Net cash used in investing activities	(10,986)	(14,217)
Cash flows from financing activities:
Distributions to members	-	(1,010,129)
Distributions to noncontrolling interests	(14,190)	(1,887,472)
Net cash used in financing activities	(14,190)	(2,897,601)
Net (decrease) increase in cash and cash equivalents	(2,947,818)	1,063,808
Cash and cash equivalents, beginning of period	3,459,766	7,056,701
Cash and cash equivalents, end of period	$511,948	$8,120,509

Supplemental disclosure of non-cash investing and financing activities:
Mutual release of notes receivable and seller's credits obligations	$-	$5,350,503

ICON Leasing Fund Eleven, LLC

Forward Looking Statements

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected. We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 31, May 15, August 14, and November 14 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant. Nevertheless, the reports are immediately available upon your request.

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